EXHIBIT 99.1

For immediate release

MILLER ENERGY RESOURCES CLOSES $10 MILLION PREFERRED RAISE

─────────

Adds Don Raper to Miller Team as SVP Finance-Capital Markets

KNOXVILLE, Tenn. -- April 12, 2012 -- Miller Energy Resources (“Miller”) (NYSE: MILL) announced that it has raised $10 million through its new Series A Redeemable Preferred Stock.  The Series A Redeemable Preferred Stock is redeemable by Miller, and does not convert into common stock.  The holders of the Series A Redeemable Preferred Stock will receive dividends of 10% per annum, payable in cash or in shares of Series A Redeemable Preferred Stock.  Investors were also issued warrants to purchase Miller’s common stock, with an above-market exercise price of $5.28 per share.  Miller obtained the consent of its current lenders prior to issuance of the Series A Redeemable Preferred Stock.  Miller expects to redeem the shares at a premium of 10% upon the refinancing of its credit facility.

“We are pleased to announce that we filled our Series A Redeemable Preferred offering nearly immediately through our existing shareholders, who continue to support us as we work to develop our assets and execute our drilling program going forward,” said Scott M. Boruff, Miller’s CEO.  “This offering provides us with cash for our immediate CapEx needs and was funded at the lowest cost available.  It should help us improve the terms and speed at which we can refinance our existing credit facility.”

Miller also announced that it has added Don Raper, an experienced manager who has raised over $2 billion over his career, to its management team as its new Senior Vice President of Finance – Capital Markets.  Don brings over 28 years of experience in corporate finance and strategic investment advising to Miller.  He comes to Miller from Energy Hunter Securities, Inc., where he was National Sales Director and helped them raise over $280 million from 2003 to 2012.

“We are thrilled to welcome Don to the Miller team,” said Mr. Boruff.  “Don’s background and experience should maximize our ability to access new capital necessary to continue to fund our growth.”

About Miller

Miller Energy Resources, Inc. is a high growth oil and natural gas exploration, production and drilling company operating in multiple exploration and production basins in North America.  Miller’s focus is in Cook Inlet, Alaska and in the heart of Tennessee's prolific and hydrocarbon-

rich Appalachian Basin including the Chattanooga Shale.  Miller is headquartered in Huntsville, Tennessee with offices in Anchorage, Alaska and Knoxville, Tennessee.  The company’s common stock is listed on the NYSE under the symbol MILL.

- MORE -

Miller Energy Resources Closes $10 Million Preferred Raise

April 12, 2012

Statements Regarding Forward-Looking Information

Certain statements in this press release and elsewhere by Miller Energy Resources¸ Inc. are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements involve the implied assessment that the resources described can be profitably produced in the future, based on certain estimates and assumptions.  Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated by Miller Energy Resources, Inc. and described in the forward-looking statements.  These risks, uncertainties and other factors include, but are not limited to, adverse general economic conditions, operating hazards, drilling risks, inherent uncertainties in interpreting engineering and geologic data, competition, reduced availability of drilling and other well services, fluctuations in oil and gas prices and prices for drilling and other well services, fluctuations in the US dollar and other currencies, the availability of sufficient capital to fund its anticipated growth, fluctuations in the prices of oil and gas, the competitive nature of its business environment, its dependence on a limited number of customers, its ability to comply with environmental regulations, changes in government regulations which could adversely impact its businesses well as other risks commonly associated with the exploration and development of oil and gas properties.  Additional information on these and other factors, which could affect Miller’s operations or financial results, are included in Miller Energy Resources, Inc.’s reports on file with United States Securities and Exchange Commission including its Annual Report on Form 10-K for the fiscal year ended April 30, 2011, as amended.  Miller Energy Resources, Inc.’s actual results could differ materially from those anticipated in these forward- looking statements as a result of a variety of factors, including those discussed in its periodic reports that are filed with the Securities and Exchange Commission and available on its Web site (www.sec.gov).  All forward-looking statements attributable to Miller Energy Resources or to persons acting on its behalf are expressly qualified in their entirety by these factors.  Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  We assume no obligation to update forward-looking statements should circumstances or management's estimates or opinions change unless otherwise required under securities law.

For more information, please contact the following:

Robert L. Gaylor

SVP Investor Relations

Miller Energy Resources, Inc.

9721 Cogdill Road, Suite 302

Knoxville, TN  37932

Phone: (865) 223-6575

Fax: (865) 691-8209

bobby@millerenergyresources.com

Web Site: http://www.millerenergyresources.com

###